Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated April 1, 2025 with respect to the common stock, par value $0.0001 per share, of Latham Group, Inc., a Delaware corporation, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Voss Value Master Fund, LP

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member of Voss Advisors GP, LLC, its General Partner
Date:	04/01/2025

Voss Value-Oriented Special Situations Fund, LP

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member of Voss Advisors GP, LLC, its General Partner
Date:	04/01/2025

Voss Advisors GP, LLC

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member
Date:	04/01/2025

Voss Capital, LP

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member
Date:	04/01/2025

Cocke Travis W.

By:	/s/ Travis W. Cocke
Travis W. Cocke
Date:	04/01/2025